                            SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934


Filed by the  Registration  [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement
[x]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Section 240.14a-11(c) or Section
         240.14a-12

                          First Financial Corporation
                ________________________________________________

                (Name of Registrant as Specified In Its Charter)

                ________________________________________________

                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check appropriate box):

[x]      $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
         or 14a-6(j)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4)and 0-11.

(1)      Title of each class of securities to which transaction applies:

         _______________________________________________________________________

(2)      Aggregate number of securities to which transaction applies:

         _______________________________________________________________________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: *1

         _______________________________________________________________________
(4)      Proposed maximum aggregate value of transaction:

         _______________________________________________________________________
*1 Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)      Amount previously paid:
         _______________________________________________________________________

(2)      Form, Schedule or Registration Statement No.:
         _______________________________________________________________________

(3)      Filing Party:
         _______________________________________________________________________

(4)      Date Filed:
         _______________________________________________________________________

First Financial Center
1305 Main Street
Stevens Point, WI 54481
(715) 341-0400


                                                                  March 24, 1995

Dear Stockholder:

         The 1995 annual meeting of stockholders of First Financial Corporation is to be held on April 19, 1995, at 10:00 a.m. at the Holiday Inn, 1501 North Point Drive, Stevens Point, Wisconsin 54481.

         At this meeting you will be asked to vote, in person or by proxy, on the election of five directors for three-year terms. A proxy statement describing the election and providing other information about First Financial Corporation is enclosed.

         It is important that your shares be represented at the 1995 annual meeting, whether or not you are personally able to attend. You are urged to complete, sign and mail the enclosed proxy card as soon as possible.

         Sincerely,


         /s/ Robert S. Gaiswinkler

         Robert S. Gaiswinkler
         Chairman of the Board

                          FIRST FINANCIAL CORPORATION
                                1305 Main Street
                         Stevens Point, Wisconsin 54481
                                 (715) 341-0400


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 19, 1995


         NOTICE IS HEREBY GIVEN that the 1995 annual meeting of stockholders (the "Annual Meeting") of First Financial Corporation ("FFC") will be held on Wednesday, April 19, 1995, at 10:00 a.m., at the Holiday Inn, 1501 North Point Drive, Stevens Point, Wisconsin 54481, for the following purposes:

  (1)    To elect five directors for a three-year term; and

  (2) To transact such other business as may properly come before the meeting or any adjournments thereof.

         Pursuant to FFC's bylaws, the Board of Directors has fixed the close of business on March 24, 1995 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only holders of record of FFC common stock at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

         In the event that there are not sufficient votes to approve any one or more of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by FFC.

         By order of the Board of Directors of
         FIRST FINANCIAL CORPORATION


         /s/ Robert S. Gaiswinkler

         Robert S. Gaiswinkler
         Chairman of the Board

Stevens Point, Wisconsin
March 24, 1995


IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                          FIRST FINANCIAL CORPORATION
                                1305 Main Street
                         Stevens Point, Wisconsin 54481
                             ----------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 19, 1995
                             ----------------------

                SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

         This proxy statement is furnished to stockholders of First Financial Corporation ("FFC") in connection with the solicitation by the Board of Directors of FFC of proxies to be used at the annual meeting of stockholders (the "Annual Meeting") to be held on Wednesday, April 19, 1995, at 10:00 a.m., at the Holiday Inn, 1501 North Point Drive, Stevens Point, Wisconsin, and at any adjournments thereof.

         If the enclosed form of proxy is properly executed and returned to FFC in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. Executed but unmarked proxies will be voted FOR the election of each of the five nominees of the Board of Directors to serve as directors until the 1998 annual meeting. If any other matters are properly brought before the Annual Meeting, proxies will be voted in the discretion of the proxy holders. FFC is not aware of any such matters that are proposed to be presented at its Annual Meeting.

         The presence of a stockholder at the Annual Meeting will not automatically revoke the stockholder's proxy. However, stockholders may revoke a proxy at any time prior to its exercise by filing with the secretary of FFC a written notice of revocation, by delivering to FFC a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

         The cost of soliciting proxies in the form enclosed herewith will be borne by FFC. In addition to the solicitation of proxies by mail, directors, officers and regular employees of FFC, without extra remuneration, may solicit proxies personally, by telephone, telegram, or otherwise. FFC may also utilize the services of its transfer agent, Norwest Bank Minnesota, N.A., to provide broker search and proxy distribution services at an approximate cost of $700. FFC will request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy material to and obtain proxies from the beneficial owners and will reimburse the holders for their reasonable expenses in doing so. It is anticipated that this proxy statement will be mailed to stockholders on or about March 24, 1995.

         The securities which can be voted at the Annual Meeting consist of shares of common stock of FFC. Each share entitles its owner to one vote on each matter presented to the stockholders. The articles of incorporation and bylaws of FFC do not authorize cumulative voting. The close of business on March 24, 1995 has been fixed by the Board of Directors as the record date for the determination of stockholders entitled to vote at the Annual Meeting. There were approximately 3,954 record holders of FFC's common stock on March 24, 1995 and the number of shares outstanding as of that date was 29,224,165 (including) former FirstRock Bancorp, Inc. stockholders and FFC common stock beneficially owned by such stockholders). The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of common stock is necessary to constitute a quorum at the Annual Meeting. Stockholders' votes will be tabulated by the persons appointed by the Board of Directors to act as inspectors of election for the Annual Meeting. Abstentions are included in the determination of shares present and voting for purposes of whether a quorum exists, while broker nonvotes are not. Neither abstentions nor broker nonvotes are counted in determining whether a matter has been approved.

         A copy of the Annual Report to Stockholders for the fiscal year ended December 31, 1994 accompanies this proxy statement. FFC is required to file an Annual Report on Form 10-K for its fiscal year ended December 31, 1994 with the Securities and Exchange Commission ("SEC"). Stockholders may obtain, free of charge, a copy of the Annual Report on Form 10-K by writing to First Financial Corporation, 1305 Main Street, Stevens Point, Wisconsin 54481, Attention:
Investor Relations.

            STOCK OWNED BY MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

         The following table sets forth information as of March 7, 1995 with respect to (i) persons known to FFC to be the beneficial owners of more than five percent of FFC's outstanding common stock, (ii) the amount of FFC's common stock beneficially owned by each director of FFC and each of the five most highly compensated executive officers (the "named effective officers") of FFC or First Financial Bank, FSB (the "Bank", and FFC and the Bank are collectively referred to as "the Company") whose cash compensation exceeded $100,000 during 1994 and (iii) the amount of FFC's common stock owned by the directors and the executive officers as a group.

                                                            Amount and                      Percentage of
                                                             Nature of                       Common Stock
Name of Beneficial Owner                                Beneficial Ownership(a)               Outstanding
------------------------                                -----------------------             --------------

         (i)
Marshall & Ilsley Corporation (b)                         2,000,794                              6.85
770 North Water Street
Milwaukee, WI  53202

         (ii)
Robert S. Gaiswinkler                                       115,695                                 *
 Chairman of the Board of Directors
 of FFC and the Bank
John C. Seramur                                             765,039                              2.62
 President, Chief Executive Officer
 Chief Operating Officer and Director
 of FFC and the Bank
Gordon M. Haferbecker                                        58,520                                 *
 Director
James O. Heinecke                                            60,216                                 *
 Director
Robert T. Kehr                                               47,480                                 *
 Director
Paul C. Kehrer                                              111,520                                 *
 Director
Robert P. Konopacky                                          91,000                                 *
 Director
Dr. George R. Leach                                          53,156                                 *
 Director
Ignatius H. Robers                                           33,400                                 *
 Director
John H. Sproule                                              64,200                                 *
 Director
Ralph R. Staven                                             181,498                                 *
 Director
Norman L. Wanta                                              65,960                                 *
 Director

                                                            Amount and                      Percentage of
                                                             Nature of                       Common Stock
Name of Beneficial Owner                                Beneficial Ownership(a)               Outstanding
------------------------                                ------------------------            --------------
Arlyn G. West                                                32,600                                 *
 Director
Donald E. Peters                                            106,372                                 *
 Executive Vice President
 of the Bank
Thomas H. Neuschaefer                                        37,010                                 *
 Vice President and Treasurer
 of FFC and Executive Vice
 President of the Bank
Robert M. Salinger                                           55,435                                 *
 Secretary and General Counsel
 of FFC and Executive Vice
 President of the Bank
Harry K. Hammerling                                          34,990                                 *
 Executive Vice President
 of the Bank

         (iii)
All directors and executive officers                      1,953,041                              6.69
as a group (18 persons)

______________________

*Less than one percent

(a) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner of a security for purposes of such Rule if he or she has or shares voting power or investment power with respect to such security or has the right to acquire such ownership within 60 days of March 7, 1995. The table includes shares owned jointly or directly by spouses, controlled revocable trusts, individual retirement accounts, other immediate family members or others, and as to which the persons named in the table possess shared voting and/or investment power as follows: Mr. Haferbecker - 7,120 shares; Mr. Heinecke - 30,239 shares; Dr. G. R. Leach -43,156 shares; Mr. Kehr - 18,480 shares; Mr. Kehrer - 101,520 shares; Mr. Konopacky - 25,000 shares; Mr. Staven - 165,569 shares; Mr. Wanta - 1,760 shares, Mr. Peters - 42,919 shares and Mr. Neuschaefer - 10,704 shares. The table also includes 417,164 shares held in the Company's profit sharing trust (based on the latest available information) for the following: Mr. Seramur - 323,349 shares; Mr. Peters - 28,453 shares; Mr. Neuschaefer - 2,806 shares; Mr. Salinger - 26,116 shares; Mr. Hammerling - 20,290 shares; and one other executive officer - 16,150 shares. Except as otherwise indicated, all other shares included in this table are held by persons who have sole voting and investment power. The table includes 379,070 shares subject to outstanding stock options which are exercisable by current directors and executive officers within 60 days from March 24, 1995.

(b) An Amended Schedule 13G dated February 10, 1995 was filed by Marshall & Ilsley Corporation. According to the Schedule 13G, Marshall & Ilsley Corporation is the Parent Holding Company for Marshall & Ilsley Trust Company, Trustee for the First Financial Corporation Profit Sharing/401K Plan, with sole power to vote or direct the vote over 14,554 shares of FFC common stock, shared power to vote or direct the vote over 1,986,240 shares of FFC common stock, sole power to dispose or direct the disposition of 14,554 shares of FFC common stock and shared power to dispose or direct the disposition of 1,000 shares of FFC common stock.

                             ELECTION OF DIRECTORS
                               (Item 1 on Proxy)

         FFC's directors serve three-year terms which are staggered to provide for the election of approximately one-third of the Board of Directors each year. There are no arrangements or understandings between FFC and any person pursuant to which that person has been selected as a director or nominee. Unless otherwise instructed on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election of directors of the five nominees listed below. The Board of Directors believes that all such nominees will stand for election and will serve if elected. However, if any person nominated by the Board of Directors fails to stand for election or is unable to accept election, proxies will be voted by the proxy holders for the election of such other person or persons as the Board of Directors may recommend. Assuming the presence of a quorum at the Annual Meeting, directors will be elected by a plurality vote.

Information as to Nominees and Continuing Directors

         Set forth below is certain information with respect to the nominees of the Board of Directors for election as directors at the Annual Meeting and other directors whose terms do not expire until subsequent annual meetings. All of the directors are also members of the Board of Directors of the Bank.

                                                   Age at
         Nominees for                            December 31,       Director               For Term
       Three-Year Terms                              1994           Since(a)               to Expire
       ----------------                          ------------       --------               ---------
James O. Heinecke.............................        64               1965                   1998
Paul C. Kehrer (d)............................        78               1945                   1998
Ignatius H. Robers (d)(e).....................        61               1966                   1998
John H. Sproule (b)(d)........................        67               1977                   1998
Norman L. Wanta (b)(c)(e).....................        72               1965                   1998

       Continuing Directors
       --------------------
Robert S. Gaiswinkler (b)(d)..................        62               1974                   1997
Gordon M. Haferbecker (c).....................        82               1965                   1997
Robert T. Kehr (b)............................        67               1980                   1996
Robert P. Konopacky (b)(e)....................        71               1978                   1996
Dr. George R. Leach (b)(e)....................        70               1965                   1997
John C. Seramur (b)...........................        52               1967                   1997
Ralph R. Staven (b)(d)........................        73               1959                   1996
Arlyn G. West (e).............................        80               1965                   1996
--------

(a) Date from which first elected to the Board of Directors of one of the predecessor savings institutions to the Bank.
(b) Member of executive committee of Board of Directors of FFC and the Bank.
(c) Member of stock option committee of Board of Directors of FFC.
(d) Member of compensation committee of Board of Directors of the Bank.
(e) Member of audit committee of Board of Directors of FFC.

    James O. Heinecke previously served as a Regional Vice President of the Bank. Mr. Heinecke was president of Home Savings and Loan of LaCrosse from 1969 through 1983, when Home Savings was merged into a predecessor institution of the Bank.

    Paul C. Kehrer was a chairman of the board and executive officer of a predecessor institution of the Bank. Mr. Kehrer has 49 years of experience in the thrift industry. He has served as the president of the Wisconsin Savings League (1981) and as a member of the Advisory Council to the National Association of Savings and Loan Supervisors, and was a director of the Federal Home Loan Bank of Chicago from 1981 through 1985.

    Ignatius H. Robers is a professional engineer and registered land surveyor. He is Senior Project Manager at Graef Anhalt Schloemer and Associates Inc. in Burlington, Wisconsin. He also owned and operated his own engineering and surveying firm, Robers & Boyd, Inc., from 1963 through 1988, and served as Wisconsin Regional Manager of Baxter & Woodman, Inc., a consulting civil engineering and land surveying firm, from 1988 through 1992.

    John H. Sproule has been retired from Envirex, Inc., a Rexnord Company, since May 1, 1987 after more than 34 years of service to Rexnord. He was President of Envirex, Inc., Waukesha, Wisconsin, a manufacturer of water and waste water treatment equipment, from 1983 through October 1986. From 1978 until September 1983, he was Executive Vice President and General Manager of Envirex, Inc.

    Norman L. Wanta is a retired attorney. From 1946 through 1982, he engaged in the general practice of law in the City of Stevens Point and served as corporate counsel to one of the predecessor savings institutions of the Bank for 17 years.

    Robert S. Gaiswinkler is chairman of the board of both FFC and the Bank. He was vice chairman of the board of both FFC and the Bank during 1988. From 1977 through March 1988 he served as president and chief executive officer of National Savings & Loan Association which merged into the Bank at such time. He is past chairman of America's Community Bankers and former member of the Advisory Committees of the Federal Home Loan Bank Board and Federal National Mortgage Association. He is also a past chairman and a member of the Board of Directors of Channels 10/36 Friends, Inc., a citizens group supporting public broadcasting. Mr. Gaiswinkler also served as a member of the State of Wisconsin Savings and Loan Review Board.

    Gordon M. Haferbecker is presently retired. He was the Vice Chancellor of the University of Wisconsin Stevens Point from 1956 to 1974 and a professor of economics and business from 1956 to 1980. He also served as a labor arbitrator and traveling professor through 1986.

    Robert T. Kehr is president of Kehr Brothers in Watertown, Wisconsin. Kehr Brothers is a mechanical contractor specializing in heating, air conditioning and plumbing. Kehr Brothers has been in business since 1906. Mr. Kehr has been president of Kehr Brothers since 1969.

    Robert P. Konopacky is the retired president of Mid-State Photo, Inc., which was merged into a subsidiary of Fuqua Industries. Mr. Konopacky was president of Mid-State Distributors, a wholesale beverage distributor in Stevens Point, Wisconsin, from 1974 through 1987.

    Dr. George R. Leach is presently retired. Before retirement in 1993, he practiced as an optometrist in Stevens Point, Wisconsin since 1949. He is a Fellow Emeritus of the American Academy of Optometry and a past president of the Wisconsin Optometric Association.

    John C. Seramur is president, chief executive officer and chief operating officer of both FFC and the Bank. He served as president and chief executive officer of one of the predecessor institutions to the Bank. He served as a director of the Federal Home Loan Bank of Chicago, is a former member of the Savings Association Insurance Fund Industry Advisory Committee, and is past chairman of the Wisconsin League of Financial Institutions.

    Ralph R. Staven served as chairman of the board of FFC and the Bank from 1984 through 1988. He was also chairman of the board, president and chief executive officer of predecessor savings institutions to the Bank and was chief executive officer of FFC and the Bank from 1984 through 1986. Mr. Staven has over 45 years of experience in the thrift industry. He has served as president of the Wisconsin Savings League (1973), as director of the Federal Home Loan Bank of Chicago (1973-1977), and as the representative from the Chicago District on the Federal Home Loan Bank Board Advisory Committee (1976-1979).

    Arlyn G. West is presently retired. Mr. West performed fee appraisals for a predecessor savings institution to the Bank until November 1979. He was formerly in partnership with his brother as owners and operators of West's Dairy in Stevens Point for 26 years.


                 Management Recommends A Vote FOR The Election
                     Of The Board's Nominees For Directors


Compensation of Directors

    Directors' Fees. The directors of FFC are paid $500 for each FFC Board of Directors meeting attended, and as directors of the Bank they receive a monthly retainer fee of $1,700 plus $800 for each Bank Board of Directors meeting attended. Non-employee directors of FFC and the Bank receive $450 ($800 for non-employee chairmen) for each FFC or Bank committee meeting attended.
Non-employee directors who serve as members of the boards of the Bank's subsidiaries receive $450 ($800 for non-employee chairmen) for each subsidiary board meeting attended.

    Directors' Retirement Plan. The Board of Directors of FFC adopted a directors' retirement plan ("Retirement Plan"), effective November 18, 1992, which provides retirement benefits, upon termination of service on the board, to directors who are not employees pursuant to an employment agreement. The Retirement Plan replaced and is substantially identical to an earlier director's retirement plan of the Bank which had been in effect since 1988. A nonemployee director of FFC, or a designated advisory director, as defined in the Retirement Plan, who has attained the age of 70 and has completed 10 or more years of credited service on the board is entitled to a maximum monthly retirement benefit equal to 1/12th of the annual director's retainer fee in effect at the time of retirement. Directors become vested in the plan at a rate of 10% for each year of credited service on the board, with full vesting occurring at 10 years. Retirement benefits are decreased by 5% per year (to a maximum of 90%) for each year a director's age at retirement is less than 70. An employee director begins accumulating years of service for Retirement Plan vesting purposes upon ceasing employment. Monthly benefits continue for 180 months or until the director's death, whichever first occurs. No death benefits are payable. In 1994, a total of $102,000 was paid to eight retired directors pursuant to the Retirement Plan.

    In the event the Retirement Plan is terminated or modified to diminish benefits, a retired director has the option of receiving a lump sum equal to benefits payable before the modification or termination, as calculated under the formula described in the Retirement Plan. Retirement Plan benefits are paid directly by FFC which is not required to segregate such payments on its books. In the event a former director who is receiving retirement benefits under the Retirement Plan becomes an employee of the Bank or any of its affiliates, or returns to serve as a non-employee director, payments under the Retirement Plan will be suspended until such time as such employment is again terminated or such non-employee director retires. Monthly retirement benefits after such suspension of payments will be modified in accordance with the formula described in the Retirement Plan. Retired directors must be available for consultation and may not, without the consent of FFC, serve as director, officer or employee of any affiliated or unaffiliated institution or holding company thereof.

    The Retirement Plan provides that directors who are involuntarily removed from the board within 24 months following a change of control of the Bank or FFC will receive maximum monthly Retirement Plan benefits without reduction on account of vesting or age. A "change of control" of FFC will be deemed to have occurred if (i) any person becomes the beneficial owner of 25% or more of the total number of outstanding voting shares of FFC; (ii) any person becomes the beneficial owner of 10% or more, but less than 25%, of the total number of outstanding shares of FFC if the Board of Directors of FFC determines that such beneficial ownership constitutes or will constitute control of FFC; (iii) any person (other than the person named as proxies solicited on behalf of the Board of Directors of FFC) holds revocable or irrevocable proxies, as to the election or removal of two or more directors of FFC, for 25% or more of the total number of outstanding voting shares of FFC; (iv) any person has commenced a tender or exchange offer, or entered into an agreement or received an option, to acquire beneficial ownership of 25% or more of the total number of outstanding voting shares of FFC and the Board of Directors of FFC determines that such action constitutes or will constitute a change in control; (v) as a result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of FFC before such transaction shall cease to constitute at least two-thirds of the Board of Directors of FFC or any successor institution; or (vi) any person has received certain regulatory approvals to acquire FFC. A "change in control" of the Bank will be deemed to have taken place if FFC's beneficial ownership of the total number of outstanding voting shares of the Bank is reduced to less than 50%.

    Consulting Agreement. On January 1, 1993, FFC and Mr. Gaiswinkler entered into a consulting and noncompetition agreement pursuant to which FFC agreed to pay Mr. Gaiswinkler $100,000 per year through December 31, 1997 together with medical and dental insurance coverage until Mr. Gaiswinkler's 65th birthday. No death benefits are payable. Under the agreement, Mr. Gaiswinkler provides consulting services to FFC and undertakes not to provide material assistance to any competitor of during the term of the agreement or for three years thereafter. The agreement may be terminated by FFC with or without cause, but payments continue for the remaining term unless Mr. Gaiswinkler is terminated for cause (as defined) or in certain events specified by federal regulations.

Board of Director's Committees and Nominations by Stockholders

    The Board of Directors of FFC acts as the nominating committee for selecting the management nominees for election as directors, and met once for that purpose in 1994. Except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the bylaws of FFC require that the nominating committee submit nominations to the secretary of FFC at least 30 days prior to the date of the annual meeting. The nominations of the nominating committee for the Annual Meeting have already been submitted.

    Stockholders of FFC may nominate directors pursuant to timely notice in writing to the secretary of FFC in accordance with FFC's bylaws. To be timely, notice must be delivered to or mailed to and received at the principal executive offices of FFC not less than 30 days prior to the Annual Meeting; provided, however, that if less than 45 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice to be timely must be received by FFC not later than the close of business on the 15th day following the day on which notice of the date of the meeting was mailed or such public disclosure was made. Public disclosure of the date of the Annual Meeting was made February 15, 1995 by the issuance of a press release. Under the bylaws, stockholder nominations for the Annual Meeting are required to be received on or before March 20, 1995 in order to be timely. A stockholder's notice of nomination must set forth certain information specified in Article 3, section
3.5 of FFC's bylaws concerning each person the stockholder proposes to nominate for election and the stockholder giving the notice. The bylaws provide that no person shall be elected as a director unless nominated in accordance with the procedures set forth in the bylaws.

    The Board of Directors of FFC has standing executive, audit and stock option committees. The Board of Directors of the Bank has standing executive and compensation committees. In 1994, the FFC audit committee met four times and the FFC stock option committee met five times. The FFC executive committee did not meet. The Bank compensation committee met twice and the Bank executive committee met four times during 1994.

    The audit committee reviews the quarterly and annual consolidated financial statements of FFC and the scope of the annual audit. It also reviews regulatory compliance and the independent accountants' letter to management concerning the effectiveness of the Company's internal financial and accounting controls and management's response to the letter. In addition, the committee reviews and recommends to the Board of Directors the firm to be engaged as FFC's independent accountants. The committee may also examine and consider any other matters relating to the financial affairs of the Company as it determines appropriate.

    The stock option committee has authority to administer FFC's stock option plans and to grant options thereunder. The compensation committee establishes compensation for directors, reviews compensation for all officers on an annual basis and reviews the combination of benefits offered to all employees of the Bank.

    The executive committees of FFC and the Bank are authorized to exercise the powers of the boards of directors of FFC and the Bank, respectively, between regular meetings of such boards. The executive committee of the Bank also reviews the origination and administration of large commercial real estate loans on a regular basis.

    During the year ended December 31, 1994, FFC's Board of Directors held four regular meetings and one organizational meeting. No incumbent director attended fewer than 75 percent of the total number of meetings of the board of directors and the total number of meetings held by all committees of the Board of Directors on which he served.


                            MANAGEMENT COMPENSATION

Summary Compensation Table

    The following table sets forth certain information regarding compensation paid during each of the Company's last three fiscal years to the Company's Chief Executive Officer and each of the four most highly compensated executive officers whose cash compensation exceeded $100,000, based on salary and bonus earned during fiscal 1994. The Company does not have any stock appreciation rights (SARs).

                                                                             Long Term
                                          Annual Compensation              Compensation
                                        ----------------------           ---------------
                                                                             Awards
                                                                           ----------
                                                                           Securities
                                                                           Underlying
  Name and Principal                                                           Opt                  All Other
       Position                 Year      Salary($)     Bonus($)(a)          SARs (#)            Compensation ($)
  ------------------------      ----      ---------     -----------          --------            ----------------
John C. Seramur
  President, Chief Executive    1994      650,000         181,000             10,000               226,243 (b)
  Officer and Director of       1993      600,000         260,000                -0-               217,794
  FFC and the Bank              1992      500,000         200,000            140,000               182,180

Donald E. Peters                1994      238,000          38,675              4,000                58,252 (c)
  Executive Vice                1993      220,000          54,000                -0-                45,218
  President of the Bank         1992      180,000          45,000             70,000                30,326

Thomas H. Neuschaefer
  Vice President and
  Treasurer of FFC and          1994      122,100          22,750             24,000                25,475 (d)
  Executive Vice                1993       91,700          18,340                -0-                17,929
  President of the Bank         1992       87,300          16,955             16,000                15,927

Robert M. Salinger,
  General Counsel and
  Secretary of FFC and          1994      178,000          28,925              4,000                40,726 (e)
  Executive Vice                1993      165,000          41,250                -0-                30,352
  President of the Bank         1992      135,000          33,750             52,000                26,774

Harry K. Hammerling             1994      157,000          25,513              4,000                36,289 (f)
  Executive Vice                1993      145,000          36,250                -0-                30,352
  President of the Bank         1992      120,000          30,000             52,000                24,151
-------------

(a) Reflects bonus earned in fiscal year regardless of when received by the executive.

(b) Consists of $26,585 in Company contributions to the Profit Sharing Plan, $136,231 in Company contributions to the Executive Profit Sharing Plan, $33,327 in Company-paid premiums for term life insurance and for the Executive Supplemental Life Insurance Plan, and $30,100 in directors' fees.

(c) Consists of $26,585 in Company contributions to the Profit Sharing Plan, $31,343 in Company contributions to the Executive Profit Sharing Plan, and $324 for Company-paid term life insurance.

(d) Consists of $25,151 in Company contributions to the Profit Sharing Plan, and $324 for Company-paid term life insurance.

(e) Consists of $26,585 in Company contributions to the Profit Sharing Plan, $13,817 in Company contributions to the Executive Profit Sharing Plan, and $324 for Company-paid term life insurance.

(f) Consists of $26,585 in Company contributions to the Profit Sharing Plan, $9,380 in Company contributions to the Executive Profit Sharing Plan, and $324 for Company-paid term life insurance.

Option Grants During 1994 Fiscal Year

     The following table provides information related to options granted to the named executive officers during fiscal 1994.

                                                                                                Grant Date
                                            Individual Grants                                    Value(a)
                       ----------------------------------------------------------------        -------------

                         Number of            % of Total
                        Securities           Option/Sars
                        Underlying           Granted to      Exercise or
                       Options/SARs           Employees         Base        Expiration          Grant Date
Name                   Granted (#)(b)       In Fiscal Year   Price($)(c)      Date            Present Value
----                   --------------       --------------   ------------   -----------       --------------
John C. Seramur          10,000                  6.8           14.75        11-30-04            64,700
Donald E. Peters          4,000                  2.7           14.75        11-30-04            21,976
Thomas H. Neuschaefer    24,000                 16.2           14.75        11-30-04           140,889
Robert M. Salinger        4,000                  2.7           14.75        11-30-04            22,827
Harry K. Hammerling       4,000                  2.7           14.75        11-30-04            22,827
-------------

(a) Value calculated by utilizing Black-Scholes option pricing model, adjusted for vesting. Incentive Options generally are not exercisable until two years after the date of grant except in the event of Change of Control, as defined in the Option Plan, in which case they are immediately exercisable, and except within 90 days of retirement from employment even if not otherwise exercisable. The options granted to Mssrs. Peters, Salinger and Hammerling are generally first exercisable in installments on November 30, 1998 and November 30, 1999. The options granted to Mr. Neuschaefer are generally first exercisable in annual installments beginning on November 30, 1996 and continuing through November 30, 1999. The options granted to Mr. Seramur, which are not incentive options, are generally first exercisable on June 1, 1995.

(b) The Company does not have any SARs.

(c) Equals the fair market value of FFC Common Stock on the date of grant. Payment of the exercise price may be made in cash or shares of FFC Common Stock or a combination thereof.

Option Exercises during 1994 and Year End Option Values

     The following table provides information related to options exercised by the named executive officers during the 1994 fiscal year and the number and value of options held at year end. The Company does not have any SARs.

                                                             Number of Securities
                                                            Underlying Unexercised      Value of Unexercised
                                                                 Options/SARs          In-The Money Options/
                                                                 at FY-End (#)          SARS at FY-End ($)(c)
                                                      -----------------------------   -------------------------
                      Shares Acquired      Value
Name                 on Exercise(#)(a) Realized($)(b) Exercisable     Unexercisable Exercisable   Unexercisable
----                 ----------------- --------------  ----------     ------------- -----------   -------------
John C. Seramur           34,040         376,358       162,590           20,000     1,018,070         43,125
Donald E. Peters          11,000         123,688        35,000           54,000       307,344        215,625
Thomas H. Neuschaefer      4,750          49,659        23,500           32,000       196,948         34,500
Robert M. Salinger           -0-             -0-        29,319           41,520       251,323        161,805
Harry K. Hammerling          -0-             -0-        14,480           41,520        99,195        161,805
-------------

(a) Each of the options exercised during fiscal 1994 was held by the named individual for a period of at least two years.

(b) Value realized is calculated based on the difference between the option exercise price and the average high and low market price of the underlying FFC Common Stock on the date of exercise.

(c) Value is calculated based on the difference between the option exercise price and the closing market price of the underlying FFC Common Stock on December 31, 1994.

Employment and Change of Control Agreements, and Compensation Pursuant to Plans

    Employment Agreement. In February 1989, FFC and the Bank entered into an employment agreement with John C. Seramur pursuant to which he serves as president and chief executive officer of FFC and the Bank. The initial term of the agreement was through December 31, 1993, but the term of the agreement may be extended upon the third and each subsequent anniversary of the agreement for an additional year by both of the Board of Directors of FFC and the Bank and has been so extended until December 31, 1997. Mr. Seramur's current base salary under the agreement is $680,000. The agreement provides, among other things, for participation in stock options, profit sharing, group life insurance, medical coverage, education and other retirement or employee benefits applicable to executive personnel.

    The agreement provides for termination for cause (as defined) and in certain events specified by federal regulations. The agreement is also terminable by the Bank without cause whereupon Mr. Seramur would be entitled to the full amount of salary remaining under the term of the agreement. The agreement provides for payments to the employee in the event there is a change in control of FFC or of the Bank (as defined in the Directors' Retirement Plan -- see "Election of Directors -- Compensation of Directors -Directors' Retirement Plan") if employment is terminated involuntarily in connection with such change of control other than for cause. Such termination payments are also provided on a similar basis in connection with a voluntary termination of employment following a change in control. The amount of these payments equals three times Mr. Seramur's average annual compensation which was includable in the employee's gross income for federal income tax purposes with respect to the five most recent taxable years ending prior to the change in control, less one dollar. In 1995, such lump sum payment would be $2,069,595.

    Change of Control Agreements. FFC and the Bank have entered into severance agreements with certain executive officers (the "Severance Agreements") which provide for benefits only in the event of termination of employment within 24 months following a "change of control" (as defined in Director's Retirement Plan--see "Election of Directors -- Compensation of Directors -- Directors' Retirement Plan"). The Severance Agreements also provide for benefits if the officer resigns within 24 months following a change of control for "good reason" as defined therein, including reduction in compensation, benefits or responsibilities, or relocation by more than 50 miles of the primary worksite of the officer. Benefits under the Severance Agreements are equal to twice the officer's average annual compensation for the five taxable years preceding the change of control. The Severance Agreements provide for no benefits in the event the officer is terminated for cause (as defined), certain events specified under federal regulations, or if the officer is terminated without cause, dies, or becomes permanently disabled prior to a change of control. The initial term of Severance Agreements is for a three year period, commencing January 1989, which may be extended upon the second and each subsequent anniversary of the Severance Agreements for an additional year by both of the boards of directors of FFC and the Bank. The Severance Agreements have been extended through December 31, 1996. The executive officers who have entered into such Severance Agreements are Mssrs. Peters, Neuschaefer, Salinger, Hammerling and two officers of the Bank. In 1995, in the event of a change in control resulting in a termination of employment, Mssrs. Peters, Neuschaefer, Salinger, and Hammerling would receive $417,820, $212,886, $334,814 and $295,049, respectively, under the Severance
Agreements.

    Supplemental Executive Retirement Plan. Effective August 1, 1989, the Board of Directors of the Bank adopted a supplemental executive retirement plan (the "SER Plan") to provide additional retirement benefits to certain key employees selected by the compensation committee of the Bank. Currently, the participants are Messrs. Seramur, Peters, Neuschaefer, Salinger, Hammerling and one other senior officer of the Bank. Under the SER Plan, participants receive a monthly supplemental retirement benefit equal to 60% of the participant's average monthly compensation received during the three calendar years of employment in which the participant's annual compensation was at the highest level ("Highest Average Compensation") less 50% of the participant's monthly primary social security benefit, and less the monthly benefit payable under the participant's regular employee profit sharing plan, and increased by three-fourths of a percent (3/4%) for each year of service at the Bank in excess of 25 (the "Supplemental Benefit"). In the event the participant retires after reaching the age of 55 and completion of ten years of service with the Bank, but before reaching the age of 62, the Supplemental Benefit will be decreased by 2.5% for each full or partial year by which the commencement of payment precedes the date of the participant's 62nd birthday. If a participant terminates employment prior to retirement or death, the Highest Average Compensation is multiplied by a fraction, the numerator of which is the participant's actual years of service, not to exceed 25, and the denominator of which is 25, prior to calculation of the Supplemental Benefit, and benefit payments commence on the first day of the month following the date on which the participant attains age 62 (unless termination is on account of total permanent disability, in which case benefit payments commence immediately.) If the participant's employment is terminated within 24 months following a change in control (as defined in the Directors' Retirement Plan--see "Election of Directors--Compensation of Directors--Directors' Retirement Plan"), monthly benefits equal the actuarial equivalent of the Supplemental Benefit, crediting the participant with seven years of service or the participant's actual years of service, whichever is greater. In the event a participant's employment terminates due to disability, retirement, death or a change in control, he is 100% vested in his Supplemental Benefit. Otherwise, a participant will become partially vested after three years of employment, with such vested percentage increasing until fully vested after seven years of employment. However, if a participant is terminated for cause as defined in the SER Plan, both the participant and his beneficiary will forfeit any rights to receive benefits under the SER Plan. In the Event of the participant's death while employed by the Bank, or after the termination of employment but before benefits begin under the SER Plan, the Bank will pay a survivor benefit to the participant's beneficiaries approximately equal to the actuarial equivalent lump sum present value of the participant's benefit under the SER Plan. Supplemental Benefits under the SER Plan are paid in the form of a 10 year certain life annuity with payments continuing to a participant's beneficiaries for the balance of the 10 year period if the participant dies before receiving payments for 10 full years.

    The Bank has purchased life insurance on the executives who participate in the SER Plan in amounts such that if assumptions as to mortality experience, policy dividends and other factors are realized, the benefits payable under those insurance policies will reimburse to the Bank all premiums paid and pay the participant all benefits under the SER Plan.

    Based on most recent annual compensation levels, it is estimated that the SER Plan would pay an annual retirement benefit at age 62 to Messrs. Seramur, Peters, Neuschaefer, Salinger and Hammerling of $259,723, $103,296, $68,277, $57,306 and $73,061, respectively.


Report of the Compensation and Stock Option Committees

    The Company's compensation program is administered by the compensation committee comprised of five nonemployee members of the Bank's board of directors. All decisions by the committee relating to the compensation of executive officers are reviewed by the full board. In addition, the FFC stock option committee, consisting of two disinterested nonemployee directors, makes all decisions concerning stock option grants. The decisions of the stock option committee are taken into account by the compensation committee in the course of its analysis of appropriate compensation levels.

    The Company's executive compensation program provides competitive levels of compensation designed to integrate pay with the Company's annual and long term performance goals. Underlying this objective are the following concepts: supporting an individual pay-for-performance policy that differentiates compensation levels based on corporate, business unit, and individual performance; motivating key senior officers to achieve strategic business objectives and rewarding them for that achievement; providing compensation opportunities which are competitive to those offered in the marketplace, thus allowing the Company to compete for and retain talented executives who are critical to the Company's long term success; and aligning the interests of executives with the long term interests of the Company's stockholders.

    Executive compensation consists of four components: base salary; annual incentive bonus; stock options; and executive benefits.

    Base Salary. In the course of setting 1994 base salaries for the named executive officers, the compensation committee at its November 1993 meeting compared the officers' 1993 base salaries with those paid to executives of companies with assets of $2 billion to $5.9 billion as reflected in the Wyatt/Cole Financial Institutions Compensation Survey. The Wyatt/Cole survey peer group used for salary comparison purposes is not identical to the group of companies included in the S&P Financial Index used in the stock performance chart (page 16), since it was felt that compensation information with respect to the latter was not readily available. The Wyatt/Cole survey showed the named executive officers' base salaries ranged from the 50th to the 90th percentile for comparable positions other than CEO. The committee concluded that FFC's officers are appropriately positioned compared with their peers. Based upon the company's record financial performance for 1993, the committee determined that the 1994 base salaries for the named executive officers should be increased by approximately 8% from 1993 levels.

    Incentive Bonus. The bonus component is calculated upon a formal written plan which has been in place since 1988. It is structured to pay bonuses only upon fulfillment of predetermined corporate, business unit, and individual goals. Annual bonus payouts range from 10% of base pay for bank assistant vice presidents to 40% for the CEO. Full bonus payouts are made only if the Company's core income targets are exceeded and all business unit and individual goals are met. Extraordinary or one-time earnings, or earnings based upon unbudgeted acquisition activity, are not taken into account. Partial payouts of bonuses are available if 80% or more of budgeted core profitability is attained. The Company profit goal is aggressively set each year and as a result bonus payouts from 1988 through 1991 were paid at only partial levels even though record profits were achieved by the Company in those years. Profit goals were exceeded in 1992 and 1993 and, as a result, bonuses were paid at or near full targeted amounts. In 1994, even though profits again reached record levels, the compensation committee determined that bonuses would be paid at partial levels because the corporate profit goal set in late 1993 was not fully attained.

    Stock Options. To encourage growth and shareholder value, stock options are granted under the Company's option plans to key management personnel who are in a position to make substantial contributions to the long-term success of the Company. The option committee believes that this focuses attention on managing the Company from the perspective of an owner with an equity state in the business. During 1994, stock options were granted to the executive officers according to the schedule on page 11. A greater number of stock options was granted to Mr. Neuschaefer in recognition of his promotion to executive vice president, treasurer and CFO in 1994. Nearly 70% of the total options granted in 1994 were awarded to officers and branch managers of the Bank who are not named executive officers in furtherance of the committee's goal of focusing all layers of management on the long-term success of the Company.

    Executive Benefits. Like all Company employees, the named executive officers participate in the FFC Profit Sharing Plan. In view of the Company's record profits, the compensation committee made a 1994 year-end contribution to the Profit Sharing Plan at a level near the maximum permitted by federal law. The committee also provided benefits to several of the named executive officers under the Executive Profit Sharing Plan as reflected herein in the Summary Compensation Table at page 10. In addition, the named executive officers receive all normal employee fringe benefits as well as supplementary retirement benefits designed to encourage them to remain with the Company on a long-term basis. For example, the supplementary executive life insurance and retirement plans provide for full benefits at age 62 but contain provisions for substantial reductions in benefits if an executive officer leaves the Company prior to normal retirement age.

    CEO Compensation. As noted above, the compensation committee at its November 1993 meeting evaluated Wyatt/Cole survey data as well as the Company's record performance when setting Mr. Seramur's 1994 base salary. Based on the growth of the Company and the continued improvements in all profitability measurements during fiscal 1993, including a 33% increase in net profits over 1992 as well as the improvement in the efficiency ratio (which measures controllable overhead expenses as a percentage of recurring income), the committee determined that Mr. Seramur's base salary should be positioned in the upper range of his peers to properly reflect the Company's standing and performance. As a result, the committee approved an increase in Seramur's base salary to $650,000.

    As noted, payment under the Company's Incentive Bonus Plan is based on the accomplishment of individual and corporate goals. Mr. Seramur's individual goals were established at the end of 1993 relating to company profitability, return on equity, return on assets, capital levels, and dividends paid to stockholders. The goals established by the committee were consistent with the stated corporate goals reflected in the Company's Annual Report to Shareholders. It was determined that all of the individual goals had been met in 1994 but that the 1994 corporate profit goal had not been fully attained, and therefore a partial payout of $156,000 would be made to Mr. Seramur at year-end of 1994. Since most of Mr. Seramur's individual goals were exceeded by a significant margin in 1994, the committee also approved a discretionary bonus (available under the Plan) of $25,000 to reflect the increased results, resulting in a total 1994 bonus paid to Mr. Seramur of $181,000.

    All of the compensation paid to Mr. Seramur in 1994 was deductible compensation expense to the Company under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). It is the intention of the Company and Mr. Seramur to take all necessary actions so that future compensation payments to Mr. Seramur remain deductible to the Company under Section 162(m) of the Code.

    The compensation committee believes Mr. Seramur's leadership has positioned the Company as an industry leader and it has established its compensation package accordingly. The committee believes the package is competitive with other industry leaders and appropriately rewards Mr. Seramur for the results he has achieved.

                                                  Respectfully submitted,


    Option Committee                              Compensation Committee
--------------------------                        ----------------------------
Norman L. Wanta, Chairman                         John H. Sproule, Chairman
Gordon M. Haferbecker                             Robert S. Gaiswinkler
                                                  Paul C. Kehrer
                                                  Ignatius H. Robers
                                                  Ralph R. Staven



Compensation Committee Interlocks and Inside Participation

    Certain members of the compensation committee are former officers of the Bank or predecessors of the Bank. Compensation committee members Paul C. Kehrer, Ralph R. Staven and Robert S. Gaiswinkler formerly served as officers of the Bank or predecessors to the Bank prior to 1985, 1988 and 1993, respectively.

Stock Performance Chart

    The following chart compares the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock during the five fiscal years ended December 31, 1994 with the cumulative total return on the S&P 500 Index and the S & P Financial Index. The comparison assumes $100 was invested on December 31, 1989 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.




  [Stock Performance Chart shows the following Performance graph plot points:]



                             First Financial            S&P Financial            S&P 500
              Year             Corporation                  Index                 Index
              ----           ----------------           -------------            --------
              1989                  100                      100                    100
              1990                   72                       97                     79
              1991                  158                      126                    118
              1992                  329                      136                    146
              1993                  479                      149                    162
              1994                  403                      152                    157


Officer, Director, and Employee Mortgages

    First Financial Bank offers loans to its officers, directors, and employees. Loans are made under substantially the same terms and conditions as those prevailing at the time for comparable transactions with non-affiliated persons. Pursuant to the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"), which became effective on August 9, 1989, loans made by the Bank to its executive officers and directors must comply with the requirements of Section 22(h) of the Federal Reserve Act. Among other things, Section 22(h) prohibits the Bank from making a loan to any executive officer or director on preferential terms, i.e., terms that would not be offered to an unaffiliated borrower of comparable credit standing seeking a comparable loan. The management of the Bank believes that all loans to FFC's directors and executive officers were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features and comply with applicable regulatory requirements.

                            SECTION 16(a) DISCLOSURE

    Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during fiscal 1994 all filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with except that one Form 4 for 1993, twelve Form 4's for 1994 were not filed by executive officer Donald E. Peters with respect to regular biweekly salary deductions paid into the Company's Deferred Compensation Plan and invested on a regular monthly basis by the Plan Trustee in the Company's common stock.


                         INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors has renewed the appointment of Ernst & Young to act as FFC's independent public accountants for 1995. Representatives of Ernst & Young will be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.


                  DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS
                       TO BE INCLUDED IN PROXY MATERIALS

    Any stockholder of FFC who intends to present a proposal for action at the 1996 annual meeting of stockholders must forward a copy of the proposal or proposals to FFC's corporate offices. Any such proposal or proposals intended to be presented at the 1996 annual meeting and included in FFC's proxy statement and form of proxy relating to that meeting must be received by FFC by November 21, 1995.

    The bylaws of FFC provide that any director nominations and new business submitted by shareholders must be filed with the secretary of FFC at least 30 business days prior to the date of the meeting. If notice of the meeting is given less than 45 days before the meeting, such submissions must be filed not later than 15 days after notice of the meeting is given.


                                          OTHER BUSINESS TO BE TRANSACTED

    As of the date of this proxy statement, the Board of Directors of FFC knows of no other business which may come before the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is the intention of the proxy holders to vote or act in accordance with their best judgment with respect to such matters.


                                           By order of the Board of Directors of
                                           FIRST FINANCIAL CORPORATION


                                               /s/ Robert S. Gaiswinkler
                                               Robert S. Gaiswinkler
                                               Chairman of the Board


Stevens Point, Wisconsin
March 24, 1995

                                     PROXY
         ANNUAL MEETING OF SHAREHOLDERS OF FIRST FINANCIAL CORPORATION


Robert S. Gaiswinkler and John C. Seramur, and each of them, are hereby appointed proxies, with full power of substitution, to vote all shares of stock the undersigned is enitled to vote at the annual meeting of shareholders of First Financial Corporation, to be held at the Holiday Inn, 1501 North Point Drive, Stevens Point, Wisconsin, on April 19, 1995 at 10:00 a.m., Local Time, and at any adjournments thereof, as follows, hereby revoking any proxy heretofore given.

1.       ELECTION OF FIVE DIRECTORS:
                       James O. Heinecke, Paul C. Kehrer, Ignatius H. Robers John H. Sproule and Norman L. Wanta

[ ]      FOR all nominees listed above
         (except as marked to the contrary)

[ ]      WITHHOLD AUTHORITY
         to vote for all nominees listed above

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below).


THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CHOICE IS INDICATED, WILL BE VOTED FOR ITEM 1.


2. In their discretion on such other matters as may properly come before the meeting, all set out in the Notice and Proxy Statement relating to the meeting, receipt of which are hereby acknowledged.


                                                  Dated: __________________, 19
                                                  _____________________________
                                                  _____________________________

                                                  (Please  sign  exactly as name
                                                  appears  hereon.  If  stock is
                                                  owned by more than one person,
                                                  all  owners  should  sign.  If
                                                  signing      as      attorney,
                                                  administrator,       executor,
                                                  guardian  or  trustee,  please
                                                  indicate  such   capacity.   A
                                                  proxy  given by a  corporation
                                                  should   be   signed   by   an
                                                  authorized officer.)


     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THIS CORPORATION